Exhibit 99.1

           Immunomedics Announces Second Quarter Fiscal 2004 Results

    MORRIS PLAINS, N.J., Feb. 9 /PRNewswire-FirstCall/ -- Immunomedics, Inc. (Nasdaq: IMMU) today reported revenues of $1.1 million and a net loss of $4.9 million, or $0.10 per share, for the second quarter of fiscal year 2004 which ended December 31, 2003. This compares to revenues of $3.1 million and a net loss of $1.8 million, or $0.04 per share, for the same period last year.

    For the first half of fiscal year 2004, the Company reported revenues of $2.2 million and a net loss of $10.0 million, or $0.20 per share, which ended December 31, 2003. This compares to revenues of $6.4 million and a net loss of $4.7 million, or $0.09 per share, for the same period last year.

    The decline in revenues for the three and six-month periods ended December 31, 2003, resulted primarily from the Company recognizing its final portion of the $18.0 million up-front licensing payment from Amgen in the third quarter of fiscal year 2003. At December 31, 2003, the Company had $21.1 million in cash and liquid securities, including $5.7 million of restricted securities associated with the New Jersey Economic Development Authority financing completed for construction of expanded manufacturing facilities.

    Mr. Gerard G. Gorman, the Company's Vice President, Finance, and Chief Financial Officer, commented: "We are pleased to report that the results for the first half of the fiscal year were in line with our expectations. In early January 2004, we added $10 million to our cash reserves through a private sale of convertible debt securities. We will continue to consider opportunities to raise additional capital through further licensing of our products and technologies, the sale of debt and/or equity securities, or some combination of the foregoing as they arise."

    During the second quarter of fiscal 2004, the Company entered into a research collaboration with Schering AG (FSE: SCH; NYSE: SHR) of Berlin, Germany, involving bispecific antibody, pretargeting technologies for cancer therapy, being developed by IBC Pharmaceuticals, the Company's majority-owned subsidiary. Other developments of note during the second quarter of fiscal year 2004 were as follows:

     * Multiple presentations on the Company's potential humanized antibody-based products, which involve targeting CD22 (epratuzumab and 90Y-epratuzumab), CD20 (IMMU-106), and CD74 (IMMU-110) antigens expressed on various hematological cancers were given at the American Society of Hematology (ASH) meeting in December 2003.
     * The Company announced discussions with Amgen regarding return of North American and Australian development rights for epratuzumab, the Company's humanized monoclonal antibody therapeutic candidate. These discussions are nearing completion.
     * The Company reported on a new drug candidate, IMMU-110, which showed unexpectedly high efficacy in an animal model for human non-Hodgkin's lymphoma (NHL). This agent consists of the Company's humanized monoclonal antibody against the CD74 marker, conjugated with doxorubicin(TM), a well-known cancer drug.
     * The Company announced results from recent studies of its proprietary, humanized antibody, hRS7 (IMMU-112), which demonstrated that when the compound is labeled with iodine-131 using a new, residualizing method patented by Immunomedics, an almost ten-fold increase in tumor uptake and retention was observed in human breast cancer growing in mice, as compared to results obtained with the same antibody labeled with I-131 using the conventional labeling method.
     * The Company commenced Phase I clinical trials in Europe with its humanized CD20 monoclonal antibody (IMMU-106) in patients with NHL.
     * The Company commenced Phase I clinical trials in Europe with its humanized CD22 monoclonal antibody, epratuzumab, in patients with autoimmune disease.


    "The continued growth of our product pipeline with the discovery of new agents and the acceleration of potential products into the clinic are very positive developments for the Company," commented Company President and Chief Executive Officer, Cynthia L. Sullivan. "Our investments in research and development, including the addition of key personnel to our clinical research and operations departments and the expansion of our manufacturing capacity, continue to yield important advances for our Company," Ms. Sullivan added.

    Immunomedics is a biopharmaceutical company focused on the development, manufacture and commercialization of diagnostic imaging and therapeutic products for the detection and treatment of cancer and other serious diseases. Integral to these products are highly specific monoclonal antibodies and antibody fragments designed to deliver radioisotopes and chemotherapeutic agents to tumors and other sites of disease. Immunomedics has nine therapeutic product candidates in clinical development and has two marketed diagnostic imaging products. The most advanced therapeutic product candidates are LymphoCide(R) (epratuzumab), for which certain Phase II clinical trials for the treatment of non-Hodgkin's lymphoma have already been completed, and CEA-Cide(R) (labetuzumab), which is in Phase I/II clinical trials for the treatment of certain solid tumors.


    This release, in addition to historical information, contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, risks associated with new product development (including clinical trials outcome and regulatory requirements/actions), competitive risks to marketed products and availability of financing and other sources of capital, as well as the risks discussed in the Company's Annual Report on Form 10-K for the year June 30, 2003.


    Company Contact: Gerard G. Gorman, Vice President, Finance, and Chief Financial Officer, (973) 605-8200, extension 278. Visit the Company's web site at http://www.Immunomedics.com



                               IMMUNOMEDICS, INC.
                      Condensed Consolidated Balance Sheets

                                               December 31,        June 30,
                                                   2003              2003
    ASSETS
    Current Assets:
         Cash and cash equivalents              $8,274,043       $13,601,627
         Marketable securities                   7,097,903        10,194,813
         Restricted securities                   1,275,200         1,381,466
         Accounts receivable                     1,059,964           930,134
         Inventory                                 680,440           839,480
         Other current assets                    1,680,266           825,372
                                                20,067,816        27,772,892

    Property and equipment, net                 11,821,388        12,298,971

    Restricted Cash                              4,463,200         4,994,534
    Other long-term assets                          79,388            63,157

                                               $36,431,792       $45,129,554


    LIABILITIES AND STOCKHOLDERS' EQUITY
         Current liabilities                    $7,889,103        $5,997,212
         Long-term debt                          4,463,200         4,994,534
         Minority interest                         427,058           471,044
         Stockholders' equity                   23,652,431        33,666,764
                                               $36,431,792       $45,129,554


                 Condensed Consolidated Statements of Operations

                              Three Months Ended         Six Months Ended
                                 December 31,               December 31,
                             2003           2002        2003           2002
    Revenues:
         Product sales      $932,232       735,813    1,737,052     1,545,101
         License fee and
          other revenues      74,639     2,388,466      405,960     4,785,778
         Research &
          development         49,999             -      100,000        25,282
    Revenues              $1,056,870     3,124,279    2,243,012     6,356,161
    Costs and Expenses     6,452,912     5,139,287   12,937,346    11,644,128
    Operating Loss        (5,396,042)   (2,015,008) (10,694,334)   (5,287,967)
    Interest and Other
     Income                  136,953       289,746      310,441       630,836
    Interest Expense         (18,969)          -        (38,871)          -
    Minority Interest         20,930        24,439       43,986        42,422
    Foreign Currency
     Transaction (Loss)
     Gain                     41,549       (83,710)       8,998       (55,976)
    Net Loss before
     Income Tax Benefit   (5,215,579)   (1,784,533) (10,369,780)   (4,670,685)
    Income Tax
     (Provision) Benefit     357,737             -      329,037             -
    Net Loss             $(4,857,842)   (1,784,533) (10,040,743)   (4,670,685)
    Net Loss per Common
     Share, Basic and
     Diluted                  $(0.10)        (0.04)       (0.20)        (0.09)

    Weighted average
     number of common
     shares outstanding   49,883,193    49,877,736   49,882,378    49,877,590



SOURCE  Immunomedics, Inc.
    -0-                             02/09/2004
    /CONTACT: Gerard G. Gorman, Vice President, Finance, and Chief Financial Officer, Immunomedics, Inc., +1-973-605-8200, ext. 278/
    /Company News On-Call:  http://www.prnewswire.com/comp/113121.html /
    /Web site:  http://www.Immunomedics.com /
    (IMMU)

CO:  Immunomedics, Inc.
ST:  New Jersey
IN:  MTC HEA BIO
SU:  ERN